UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 26, 2021

Kronos Worldwide, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-31763	76-0294959
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2620
(Address of Principal Executive Offices, and Zip Code)

Registrant’s Telephone Number, Including Area Code
(972) 233-1700

 (Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	KRO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

James M. Buch has been elected, effective June 1, 2021, as president and chief operating officer of the registrant by the registrant’s board of directors.  Upon Mr. Buch’s election, Robert D. Graham, who previously served as vice chairman of the board, president and chief executive officer of the registrant, ceased to serve as president of the registrant but continued as its vice chairman of the board and chief executive officer.

On May 26, 2021, James W. Brown, executive vice president and chief financial officer of the registrant, provided notice to the registrant of his retirement, effective as of June 1, 2021, as chief financial officer of the registrant.  In connection with his retirement as chief financial officer of the registrant, Mr. Brown also provided notice to the registrant’s affiliate Valhi, Inc. (“Valhi”) of his retirement as chief financial officer of Valhi as of June 1, 2021.  Following such retirements, Mr. Brown continues to be employed by Contran Corporation (“Contran”), the privately-held parent corporation of the registrant, and to serve as executive vice president of the registrant, Valhi and Contran.

Following such retirement notice of Mr. Brown, the registrant’s board of directors took action, also effective as of June 1, 2021, to elect Tim C. Hafer as senior vice president and chief financial officer of the registrant.  Mr. Hafer, who served as senior vice president and controller immediately prior to June 1, will also continue to function as the registrant’s principal accounting officer.

Mr. Buch, age 60, has served as the registrant’s president since June 1, 2021 and as its chief operating officer since 2015.  He served as the registrant’s chief operating officer, global commercial, from 2014 to 2015.  Previously, he served Titanium Metals Corporation as its vice president from 2006 to 2011 and as its executive vice president, commercial from 2011 to 2013.

Mr. Hafer, age 59, has served as the registrant’s chief financial officer since June 1, 2021 and as its senior vice president since 2020.  He served as the registrant’s vice president from 2006 to June 2019 and as its controller from 2006 to June 2021.  Mr. Hafer has served in financial accounting positions (including officer positions) with various companies related to us and Contran since 1999.

Messrs. Buch and Hafer are employees of Contran and provide their services to the registrant under an intercorporate services agreement between the registrant and Contran.  For a description of the intercorporate services agreement, see “Certain Relationships and Transactions” in the registrant’s 2021 proxy statement, which description is incorporated herein by reference.  In addition, for a discussion of potential conflicts of interest of officers who serve more than one corporation, see “Certain Relationships and Transactions” in the 2021 proxy statement, which discussion is also incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRONOS WORLDWIDE, INC.
(Registrant)

By: /s/ Tim C. Hafer
Date: June 2, 2021	Tim C. Hafer, Senior Vice President and Chief Financial Officer